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                                    EXHIBIT 23.1

                           INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-70758, 33-47303 and 333-61807 on Form S-8 and Registration Statement No. 333-51435 on Form S-3 of Dames & Moore Group of our report dated January 30, 1998 (relating to the consolidated financial statements of Radian International LLC and subsidiaries as of December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997) appearing in the current report on Form 8-K/A No. 1 dated July 31, 1998 of Dames & Moore Group.


Deloitte & Touche LLP



Houston, Texas
October 7, 1998